                                                 Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating Revenues:
Electric	$1,610	$1,189	$6,581	$5,297
Natural gas	436	356	1,376	1,097
Total operating revenues	2,046	1,545	7,957	6,394
Operating Expenses:
Fuel	97	159	473	581
Purchased power	489	127	1,547	606
Natural gas purchased for resale	226	167	657	442
Other operations and maintenance	510	485	1,937	1,774
Depreciation and amortization	324	290	1,289	1,146
Taxes other than income taxes	124	120	539	512
Total operating expenses	1,770	1,348	6,442	5,061
Operating Income	276	197	1,515	1,333
Other Income, Net	46	51	226	202
Interest Charges	130	93	486	383
Income Before Income Taxes	192	155	1,255	1,152
Income Taxes	28	29	176	157
Net Income	164	126	1,079	995
Less: Net Income Attributable to Noncontrolling Interests	1	1	5	5
Net Income Attributable to Ameren Common Shareholders	$163	$125	$1,074	$990

Earnings per Common Share – Basic	$0.63	$0.48	$4.16	$3.86

Earnings per Common Share – Diluted	$0.63	$0.48	$4.14	$3.84

Weighted-average Common Shares Outstanding – Basic	259.1	257.6	258.4	256.3
Weighted-average Common Shares Outstanding – Diluted	260.2	258.9	259.5	257.6

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	December 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$10	$8
Accounts receivable - trade (less allowance for doubtful accounts)	600	434
Unbilled revenue	446	301
Miscellaneous accounts receivable	54	85
Inventories	667	592
Current regulatory assets	354	319
Investments in industrial development revenue bonds	240	8
Current collateral assets	142	66
Other current assets	155	155
Total current assets	2,668	1,968
Property, Plant, and Equipment, Net	31,262	29,261
Investments and Other Assets:
Nuclear decommissioning trust fund	958	1,159
Goodwill	411	411
Regulatory assets	1,426	1,289
Pension and other postretirement benefits	411	756
Other assets	768	891
Total investments and other assets	3,974	4,506
TOTAL ASSETS	$37,904	$35,735
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$340	$505
Short-term debt	1,070	545
Accounts and wages payable	1,159	1,095
Other current liabilities	797	681
Total current liabilities	3,366	2,826
Long-term Debt, Net	13,685	12,562
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and investment tax credits, net	3,804	3,499
Regulatory liabilities	5,309	5,848
Asset retirement obligations	763	757
Other deferred credits and liabilities	340	414
Total deferred credits and other liabilities	10,216	10,518
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	6,860	6,502
Retained earnings	3,646	3,182
Accumulated other comprehensive income (loss)	(1)	13
Total shareholders’ equity	10,508	9,700
Noncontrolling Interests	129	129
Total equity	10,637	9,829
TOTAL LIABILITIES AND EQUITY	$37,904	$35,735

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Year Ended December 31,
	2022	2021
Cash Flows From Operating Activities:
Net income	$1,079	$995
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,438	1,277
Amortization of debt issuance costs and premium/discounts	21	23
Deferred income taxes and investment tax credits, net	170	156
Allowance for equity funds used during construction	(43)	(43)
Stock-based compensation costs	24	22
Other	68	19
Changes in assets and liabilities	(494)	(788)
Net cash provided by operating activities	2,263	1,661
Cash Flows From Investing Activities:
Capital expenditures	(3,351)	(3,479)
Nuclear fuel expenditures	(29)	(44)
Purchases of securities – nuclear decommissioning trust fund	(229)	(452)
Sales and maturities of securities – nuclear decommissioning trust fund	216	439
Other	23	8
Net cash used in investing activities	(3,370)	(3,528)
Cash Flows From Financing Activities:
Dividends on common stock	(610)	(565)
Dividends paid to noncontrolling interest holders	(5)	(5)
Short-term debt, net	522	55
Maturities of long-term debt	(505)	(8)
Issuances of long-term debt	1,467	1,997
Issuances of common stock	333	308
Redemptions of Ameren Illinois preferred stock	—	(13)
Employee payroll taxes related to stock-based compensation	(16)	(17)
Debt issuance costs	(18)	(18)
Other	—	(13)
Net cash provided by financing activities	1,168	1,721
Net change in cash, cash equivalents, and restricted cash	61	(146)
Cash, cash equivalents, and restricted cash at beginning of year	155	301
Cash, cash equivalents, and restricted cash at end of year	$216	$155